Cornerstone OnDemand Announces Second Quarter 2013 Financial Results

•	Record quarterly revenue of $44.3 million, up 66% year-over-year

•	Record second quarter bookings of $48.9 million, up 55% year-over-year[1]

•	Record quarterly gross profit of $31.2 million, up 66% year-over-year

•	Operating margin increased by 1,180 basis points year-over-year

•	Ended the quarter with over 1,400 clients and over 12 million users[2]

SANTA MONICA, Calif. – August 6, 2013 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended June 30, 2013.
Revenue for the second quarter of 2013 was $44.3 million, representing a 66% increase compared to the same period in 2012. Revenue for the first six months of 2013 was $82.0 million, an increase of 62% compared to revenue for the same period in 2012.
Bookings, which the Company defines as gross revenue plus the change in deferred revenue for the period, were $48.9 million for the second quarter of 2013, representing a 55% increase compared to the same period in 2012. 1 Bookings for the first six months of 2013 were $84.8 million, representing a 53% increase compared to the same period in 2012.1 Deferred revenue at June 30, 2013 was $95.0 million, which was 57% higher than the balance at June 30, 2012.
“In a quarter that saw many software companies come up short, Cornerstone recorded one of its best performances to date,” said Adam Miller, the Company’s President & CEO. “With our solution improving, global distribution capabilities expanding, and direct competition weakening, our momentum has continued to build and we are excited about the road ahead.”
Gross profit for the second quarter of 2013 was $31.2 million, representing a 66% increase compared to the same period in 2012. Gross profit for the first six months of 2013 was $57.6 million, an increase of 60% compared to the same period in 2012.
The Company’s net loss for the second quarter of 2013 was $8.7 million, or $0.17 net loss per share. The Company's net loss for the first six months of 2013 was $18.6 million, or $0.36 net loss per share. Operating margin for the second quarter of 2013 increased by 1,180 basis points compared to the same period in 2012.
Non-GAAP net loss for the second quarter of 2013 was $3.5 million, or a $0.07 net loss per share, and non-GAAP net loss for the first six months of 2013 was $8.9 million, or $0.17 net loss per share.1 Non-GAAP operating margin for the second quarter of 2013 increased by 830 basis points compared to the same period in 2012.
At June 30, 2013, the Company’s total cash and cash equivalents were $290.3 million, and accounts receivable were $44.1 million, yielding a total of approximately $334.4 million.
The Company ended the quarter with over 1,400 clients and over 12 million users.2

1
Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP net loss and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

2	Includes contracted clients and active users of our core solution, excluding Cornerstone for Small Business (CSB) and Cornerstone for Salesforce.

Quarterly Conference Call
Cornerstone OnDemand will host a conference call to discuss its second quarter 2013 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 539-3612 (U.S.) or (719) 457-2085 (outside the U.S.) and referencing passcode: 5721221. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PT on August 9, 2013 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (outside the U.S.), and referencing passcode: 5721221.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leading global provider of comprehensive talent management solutions delivered as Software-as-a-Service (SaaS). We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our core solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. In addition to our core solution, we offer Cornerstone for Small Business and Cornerstone for Salesforce. Our clients use our solutions to source and recruit top talent, develop employees throughout their careers, engage employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower more than 12 million users across 190 countries and in 41 languages. www.csod.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on May 9, 2013.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash used in operating activities, which excludes acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, accretion of debt discount and amortization of debt issuance costs, (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue, and (vi) non-GAAP operating margin, which is calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, acquisition costs, and amortization of intangible assets.

Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$290,264	$76,442
Accounts receivable, net	44,136	47,528
Deferred commissions	10,881	9,354
Prepaid expenses and other current assets	11,280	8,249
Total current assets	356,561	141,573

Capitalized software development costs, net	8,814	7,007
Property and equipment, net	11,557	7,947
Intangible assets, net	5,758	6,887
Goodwill	8,193	8,193
Other assets, net	6,312	227
Total Assets	$397,195	$171,834

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$11,052	$4,849
Accrued expenses	13,522	14,986
Deferred revenue, current portion	92,399	87,759
Capital lease obligations, current portion	1,300	1,643
Debt, current portion	496	916
Other liabilities	3,653	3,885
Total current liabilities	122,422	114,038

Convertible notes, net	214,529	—
Other liabilities, non-current	3,395	3,592
Deferred revenue, net of current portion	2,641	4,493
Capital lease obligations, net of current portion	583	1,227
Other long-term debt, net of current portion	678	1,836
Total liabilities	344,248	125,186

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	266,965	242,767
Accumulated deficit	(214,658)	(196,041)
Accumulated other comprehensive income (loss)	635	(83)
Total stockholders’ equity	52,947	46,648
Total Liabilities and Stockholders’ Equity	$397,195	$171,834

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue	$44,346	$26,718	$82,003	$50,720
Cost of revenue [1,2]	13,164	7,890	24,416	14,734
Gross profit	31,182	18,828	57,587	35,986
Operating expenses:
Sales and marketing [1]	26,274	17,422	49,284	33,659
Research and development [1]	5,232	3,431	9,651	6,524
General and administrative [1]	7,530	5,792	16,096	11,746
Amortization of certain acquired intangible assets	251	237	502	237
Total operating expenses	39,287	26,882	75,533	52,166
Loss from operations	(8,105)	(8,054)	(17,946)	(16,180)
Other income (expense):
Interest expense	(505)	(94)	(584)	(237)
Other, net	(209)	(420)	(222)	(181)
Other income (expense), net	(714)	(514)	(806)	(418)
Loss before income tax benefit	(8,819)	(8,568)	(18,752)	(16,598)
Income tax benefit	136	334	135	252
Net loss	$(8,683)	$(8,234)	$(18,617)	$(16,346)
Net loss per share, basic and diluted	$(0.17)	$(0.17)	$(0.36)	$(0.33)
Weighted average common shares outstanding, basic and diluted	51,153	49,763	51,031	49,573

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cost of revenue	$517	$520	$957	$1,011
Sales and marketing	2,054	662	3,740	1,177
Research and development	445	202	789	355
General and administrative	1,500	1,118	3,070	2,507
Total	$4,516	$2,502	$8,556	$5,050

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cost of revenue	$313	$292	$626	$354

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(8,683)	$(8,234)	$(18,617)	$(16,346)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,323	1,816	4,447	2,977
Accretion of debt discount and amortization of debt issuance costs	286	10	286	78
Unrealized foreign exchange loss	280	376	566	175
Stock-based compensation expense	4,347	2,482	8,346	4,981
Deferred income taxes	(249)	(361)	(378)	(361)
Changes in operating assets and liabilities:
Accounts receivable	(7,068)	(7,193)	2,484	2,032
Deferred commissions	31	60	(1,810)	(219)
Prepaid expenses and other assets	(2,140)	(317)	(3,215)	(586)
Accounts payable	2,669	(814)	3,917	612
Accrued expenses	1,829	1,892	(1,448)	(409)
Deferred revenue	4,509	4,655	4,238	4,293
Other liabilities	274	239	70	413
Net cash used in operating activities	(1,592)	(5,389)	(1,114)	(2,360)
Cash flows from investing activities:
Purchases of property and equipment	(910)	(142)	(2,377)	(188)
Capitalized software costs	(1,479)	(1,198)	(3,414)	(2,462)
Cash paid for acquisition, net of cash acquired	—	(12,428)	—	(12,428)
Net cash used in investing activities	(2,389)	(13,768)	(5,791)	(15,078)
Cash flows from financing activities:
Proceeds from the issuance of convertible notes, net	246,043	—	246,043	—
Payments for convertible note hedges	(49,537)	—	(49,537)	—
Proceeds from the issuance of warrants	23,225	—	23,225	—
Proceeds from issuance of debt	—	—	1,914	—
Repayment of debt	(3,415)	(786)	(3,776)	(996)
Principal payments under capital lease obligations	(528)	(480)	(987)	(929)
Proceeds from stock option and warrant exercises	2,414	447	4,140	1,041
Net cash provided by (used in) financing activities	218,202	(819)	221,022	(884)
Effect of exchange rate changes on cash and cash equivalents	(127)	(242)	(295)	(119)
Net increase (decrease) in cash and cash equivalents	214,094	(20,218)	213,822	(18,441)
Cash and cash equivalents at beginning of period	76,170	87,186	76,442	85,409
Cash and cash equivalents at end of period	$290,264	$66,968	$290,264	$66,968

Cornerstone OnDemand, Inc.
RECONCILIATION OF REVENUE TO NON-GAAP REVENUE, GROSS MARGIN TO NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP LOSS FROM OPERATIONS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue	$44,346	$26,718	$82,003	$50,720
Cost of revenue	13,164	7,890	24,416	14,734
Gross profit	$31,182	$18,828	$57,587	$35,986
Gross margin	70.3%	70.5%	70.2%	71.0%

Revenue	$44,346	$26,718	$82,003	$50,720
Adjustments to revenue [1]	36	719	169	719
Non-GAAP revenue	$44,382	$27,437	$82,172	$51,439

Cost of revenue	$13,164	$7,890	$24,416	$14,734
Adjustments to costs of revenue
Amortization of intangible assets	(313)	(292)	(626)	(354)
Stock based compensation and employer-related taxes	(517)	(520)	(957)	(1,011)
Total adjustments to cost of revenue	(830)	(812)	(1,583)	(1,365)
Non-GAAP costs of revenue	12,334	7,078	22,833	13,369
Non-GAAP gross profit	$32,048	$20,359	$59,339	$38,070
Non-GAAP gross margin	72.2%	74.2%	72.2%	74.0%

Loss from operations	$(8,105)	$(8,054)	$(17,946)	$(16,180)
Operating margin	(18.3)%	(30.1)%	(21.9)%	(31.9)%
Adjustments to loss from operations
Adjustments to revenue [1]	36	719	169	719
Stock-based compensation and employer-related taxes	4,516	2,502	8,556	5,050
Acquisition costs	—	179	—	747
Amortization of intangible assets	564	529	1,128	591
Total adjustments to loss from operations	5,116	3,929	9,853	7,107
Non-GAAP loss from operations	$(2,989)	$(4,125)	$(8,093)	$(9,073)
Non-GAAP operating margin	(6.7)%	(15.0)%	(9.8)%	(17.6)%

1
Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $36,000 and $0.2 million of revenue was not recognized during the three and six months ended June 30, 2013, respectively, and $0.7 million for both the three and six months ended June 30, 2012, respectively. Therefore, revenue is adjusted by an increase of $36,000 and $0.2 million to arrive at non-GAAP revenue for the three and six months ended June 30, 2013, respectively, and $0.7 million for both the three and six months ended June 30, 2012, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net loss	$(8,683)	$(8,234)	$(18,617)	$(16,346)
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	4,516	2,502	8,556	5,050
Acquisition related:
Adjustments to revenue [1]	36	719	169	719
Amortization of intangible assets	492	465	984	465
Acquisition costs	—	179	—	747
Adjustments for income tax benefit [2]	(249)	(360)	(378)	(360)
Accretion of debt discount and amortization of debt issuance costs [3]	286	—	286	—
Other amortization costs and other expenses	72	71	144	201
Total adjustments to net loss	5,153	3,576	9,761	6,822
Non-GAAP net loss	$(3,530)	$(4,658)	$(8,856)	$(9,524)
Weighted-average common shares outstanding, basic and diluted	51,153	49,763	51,031	49,573
Non-GAAP net loss per share	$(0.07)	$(0.09)	$(0.17)	$(0.19)

1
As of June 30, 2013, approximately $36,000 and $0.2 million in estimated revenues were not recognized during the three and six months ended June 30, 2013, respectively, and $0.7 million for both the three and six months ended June 30, 2012, respectively, due to purchase accounting rules.

2	Income tax effects related to acquisition related adjustments.
3
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(dollars in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended June 30, 2013

Revenue		$44,346
Deferred revenue at March 31, 2013	$90,534
Deferred revenue at June 30, 2013	95,040
Change in deferred revenue	4,506	4,506
Bookings		$48,852

	Deferred Revenue Balance	Three Months Ended June 30, 2012

Gross revenue		$26,718
Deferred revenue at March 31, 2012	$55,837
Deferred revenue at June 30, 2012	60,653
Change in deferred revenue	4,816	4,816
Bookings		$31,534

Percentage period-over-period increase in bookings for the three months ended June 30, 2013		55%

	Deferred Revenue Balance	Six Months Ended June 30, 2013

Gross revenue		$82,003
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at June 30, 2013	95,040
Change in deferred revenue	2,788	2,788
Bookings		$84,791

	Deferred Revenue Balance	Six Months Ended June 30, 2012

Gross revenue		$50,720
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at June 30, 2012	60,653
Change in deferred revenue	4,773	4,773
Bookings		$55,493

Percentage period-over-period increase in bookings for the six months ended June 30, 2013		53%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH USED IN OPERATING ACTIVITIES
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net cash used in operating activities	$(1,592)	$(5,389)	$(1,114)	$(2,360)
Payment of acquisition related costs	—	89	—	192
Payment of employer related taxes from stock-based compensation	178	20	236	69
Non-GAAP net cash used in operating activities	$(1,414)	$(5,280)	$(878)	$(2,099)

Net cash used in investing activities [1]	$(2,389)	$(13,768)	$(5,791)	$(15,078)
Net cash provided by (used in) financing activities	$218,202	$(819)	$221,022	$(884)

1	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Carolyn Bass
Phone: +1 (415) 445-3232
ir@csod.com
or
Media Contact:
Elizabeth Flax
Cornerstone OnDemand
Phone: +1 (310) 752-1860
eflax@csod.com

Source: Cornerstone OnDemand